UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 3.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 3, 2011, S1 Corporation, a Delaware corporation (“S1”), ACI Worldwide, Inc., a Delaware corporation (“ACI”), and Antelope Investment Co. LLC, a Delaware limited liability company and wholly owned subsidiary of ACI (“Merger Sub”), entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which ACI would acquire S1.

Pursuant to the Transaction Agreement, and as described in the Prospectus/Offer to Exchange, dated October 13, 2011 (as amended or supplemented, the “Offer to Exchange”), which forms a part of ACI’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-176557), and the related Letter of Election and Transmittal (which, together with the Offer to Exchange, constitutes the “Offer”), Merger Sub agreed to purchase all of the outstanding shares of S1 common stock (the “Shares”) for a purchase price of either (i) $10.00 in cash per Share, less applicable withholding taxes and without interest (the “Cash Consideration”), or (ii) 0.3148 of a share of ACI common stock per Share (the “Stock Consideration,” and, together with the Cash Consideration, the “Offer Price”), subject to proration.

The Offer, as previously extended, expired at 5:00 p.m., New York City time, on Friday, February 10, 2012. As of such time, based on the information provided by the depositary for the Offer, 49,797,755 Shares were validly tendered and not withdrawn prior to the expiration of the Offer. Following the expiration of the Offer, Merger Sub owned a total of 50,904,755 Shares representing approximately 91.7% of the outstanding Shares (not including such Shares tendered pursuant to guaranteed delivery procedures). Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer.

On February 13, 2012, pursuant to the terms and conditions of the Transaction Agreement, Merger Sub merged with and into S1 (the “Merger”), with S1 continuing as the surviving corporation and a wholly owned subsidiary of ACI, in accordance with the “short-form” merger provisions available under Delaware law, which allowed for the completion of the Merger without a vote or meeting of S1 stockholders. In the Merger, Shares not purchased in the Offer (other than Shares held by ACI or its subsidiaries or by S1 stockholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) were converted into the right to receive $6.62 in cash, without interest, and 0.1064 of a share of ACI common stock.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on February 13, 2012, at S1’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, on Form 25 to effect the delisting of the Shares. In addition, S1 intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and S1’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act terminated.

Item 3.03	Material Modification to the Rights of Security Holders.

The disclosure contained in Item 3.01 above and in Item 5.03 below is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure contained in Item 3.01 above is incorporated herein by reference.

As a result of the Merger, S1 became a wholly owned subsidiary of ACI. Merger Sub paid approximately $355.9 million in cash consideration and issued 5,872,096 shares of ACI common stock in connection with the Offer and the Merger. The funds used by Merger Sub to purchase the Shares were provided by ACI.

To the knowledge of S1, except as set forth herein, there are no arrangements, including any pledge by any person of securities of S1 or ACI, the operation of which may at a subsequent date result in a further change in control of S1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director. Following the expiration of the Offer, and pursuant to the terms of the Transaction Agreement, on February 12, 2012, Mr. Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of ACI, was appointed to the Board of Directors of S1 for a term set to expire at S1’s 2014 annual meeting of stockholders. Biographical information with respect to Mr. Byrnes is contained in S1’s Solicitation/Recommendation Statement on Schedule 14D-9, as amended, and is incorporated herein by reference. Mr. Byrnes was selected to serve as a director pursuant to the terms of the Transaction Agreement. Other than as described in this Current Report on Form 8-K, there has been no transaction nor are there any proposed transactions between S1 and Mr. Byrnes that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Covenants Agreements. Each of Johann Dreyer, Paul M. Parrish, Jan Kruger, Pierre Naude and Francois van Schoor previously entered into a Confidentiality, Non-Disclosure and Non-Solicitation Agreement (each a “Covenants Agreement”). The Covenants Agreements with Messrs. Dreyer, Parrish, Kruger, Naude and van Schoor are dated December 18, 2006, December 17, 2008, September 14, 2007, December 15, 2006 and December 24, 2008, respectively.

Messrs. Parrish, Kruger, Naude and van Schoor have each executed a form of Covenants Agreement. The form of Covenants Agreement contains nondisclosure, assignment of developments and non-solicitation covenants. The nondisclosure covenant with respect to trade secrets remains in effect as long as any trade secret constitutes a trade secret, the assignment of developments covenant applies to developments made while employed by the Company and the nondisclosure with respect to confidential information and non-solicitation covenants last for a period of one year after the executive’s employment ends.

The foregoing description of the form of Covenants Agreement is qualified in its entirety by reference to the agreement that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of Mr. Dreyer’s agreement was previously filed on S1’s Current Report on Form 8-K dated December 18, 2006.

Severance and Covenants Agreement Amendments. Pursuant to the terms and conditions of the Transaction Agreement, on February 10, 2012 each of Johann Dreyer, Paul M. Parrish, Jan Kruger, Pierre Naude and Francois van Schoor executed two amendments, one to each executive’s severance agreement and one to each executive’s Covenants Agreement, which provide for increased severance payments in exchange for agreeing to confidentiality, non-solicitation and non-competition covenants for time periods specified below on terms similar to those used under ACI’s standard change in control severance agreement.

Johann Dreyer. Mr. Dreyer will be entitled to the following increased severance benefits in the event his employment is terminated by the Company without cause (as defined in his severance contract) or by Mr. Dreyer without good reason (as defined in his severance contract) in addition to all other severance benefits contained in his severance contract: (i) payment of three times his annual base salary over a one-year period in place of the one-year annual base salary continuation in his current severance contract and (ii) payment of three times the average annual bonus paid or payable to him for the previous three calendar years instead of the payment of one year’s average annual bonus under his current severance contract. In exchange for these increased severance benefits, Mr. Dreyer will be subject to confidentiality, non-solicitation and non-competition covenants on terms similar to those used under ACI’s standard change in control severance agreement. As amended, the time periods for the non-solicitation and non-competition covenants will extend for three years following Mr. Dreyer’s termination of employment.

Paul M. Parrish and Jan Kruger. Each of Messrs. Parrish and Kruger will be entitled to the following increased severance benefits in the event his employment is terminated by the Company without cause (as defined in each severance contract) or by the executive without good reason (as defined in each severance contract) in addition to all other severance benefits contained in his severance contract: (i) payment of two times the executive’s annual base salary over a one-year period in place of the one-year annual base salary continuation in each executive’s current severance contract and (ii) payment of two times the average annual bonus paid or payable to the executive for the previous three calendar years instead of the payment of one year’s average annual bonus under their current severance contracts. In exchange for these increased severance benefits, each executive will be subject to confidentiality, non-solicitation and non-competition covenants on terms similar to those used under ACI’s standard change in control severance agreement. As amended, the time periods for the non-solicitation and non-competition covenants will extend for two years following each executive’s termination of employment, as applicable.

Pierre Naude and Francois van Schoor. Each of Messrs. Naude and van Schoor will be entitled to payment of two times the executive’s annual base salary over a one-year period in place of the one-year annual base salary continuation in each executive’s current severance contract in the event his employment is terminated by the Company without cause (as defined in each severance contract) or by the executive without good reason (as defined in each severance contract) in addition to all other severance benefits contained in his severance contract. In exchange for these increased severance benefits, each executive will be subject to confidentiality, non-solicitation and non-competition covenants on terms similar to those used under ACI’s standard change in control severance agreement. As amended, the time periods for the non-solicitation and non-competition covenants will extend for two years following each executive’s termination of employment, as applicable.

The foregoing description of the amendments is qualified in its entirety by reference to the amendments that are attached hereto as Exhibits 10.2,10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2012, in connection with the Merger, S1’s amended and restated certificate of incorporation was amended and restated in its entirety, the text of which amendment and restatement is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. Additionally, on that date and in connection with the Merger, S1’s amended and restated bylaws, as amended, were amended and restated in substantially the form filed herewith as Exhibit 3.2, which form is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of S1 Corporation.

3.2	Second Amended and Restated Bylaws of S1 Corporation.

10.1	Form of Confidentiality, Non-Disclosure and Non-Solicitation Agreement.

10.2	Amendment to Agreement with Johann Dreyer.

10.3	Amendment to Agreement with Paul M. Parrish.

10.4	Amendment to Agreement with Jan Kruger.

10.5	Amendment to Agreement with Pierre Naude.

10.6	Amendment to Agreement with Francois van Schoor.

10.7	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Johann Dreyer.

10.8	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Paul M. Parrish.

10.9	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Jan Kruger.

10.10	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Pierre Naude.

10.11	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Francois van Schoor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

Date: February 13, 2012	By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Title: President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of S1 Corporation.

3.2	Second Amended and Restated Bylaws of S1 Corporation.

10.1	Form of Confidentiality, Non-Disclosure and Non-Solicitation Agreement.

10.2	Amendment to Agreement with Johann Dreyer.

10.3	Amendment to Agreement with Paul M. Parrish.

10.4	Amendment to Agreement with Jan Kruger.

10.5	Amendment to Agreement with Pierre Naude.

10.6	Amendment to Agreement with Francois van Schoor.

10.7	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Johann Dreyer.

10.8	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Paul M. Parrish.

10.9	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Jan Kruger.

10.10	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Pierre Naude.

10.11	Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement with Francois van Schoor.